Exhibit 10.1

Execution Version

Incremental term loan amendment to the

third amended and restated CREDIT AND GUARANTY AGREEMENT

THIS INCREMENTAL TERM LOAN AMENDMENT TO THE THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of July 1, 2020 (the “Effective Date”), is made by and among CIT FINANCE LLC (“Administrative Agent”), each of the Incremental Lenders (as defined below), ADAPTHEALTH LLC, a Delaware limited liability company (“Borrower”), and each of the entities set forth on the signature pages hereto as “Guarantors” (the “Guarantors”).

BACKGROUND STATEMENT

A.           Borrower, Guarantors, Administrative Agent and Lenders are parties to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of March 20, 2019 (as amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which Borrower and Guarantors established certain financing arrangements with Lenders upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B.           Pursuant to the terms of that certain Stock Purchase Agreement and Agreement and Plan of Merger (together with the exhibits and disclosure schedules thereto, and as amended, restated, modified or supplemented, the “Acquisition Agreement”), dated as of May 25, 2020, by and among, inter alios, the Borrower, LCP Solara Blocker Seller, LLC, a Delaware limited liability company, and Solara Holdings, LLC, a Delaware limited liability company (the “Target”), the Borrower intends to acquire (the “Acquisition”), directly or indirectly, the Capital Stock of the Target and its Subsidiaries

C.           In connection with the foregoing, Borrower has notified Administrative Agent that pursuant to Section 2.15 of the Credit Agreement certain Lenders (including New Lenders (defined below)) identified on the signature pages hereto (collectively, the “Incremental Lenders”) have agreed to provide an Incremental Term Loan in the amount of $216,275,000 to Borrower (the “First Incremental Term Loans”) on the terms and subject to the conditions set forth herein.

D.           In connection with the foregoing, the Sponsor, together with its controlled affiliates and together with other investors, which may include direct or indirect existing equity holders of Borrower and/or the Target will make or shall have made cash or rollover equity contributions directly or indirectly to Holdings, which will then be contributed to Borrower (the “Equity Contribution”).

E.            Borrower shall use the proceeds of the First Incremental Term Loans, together with the proceeds of the Equity Contribution, to (i) effect the Acquisition and (ii) pay fees, costs and expenses incurred in connection with the transactions described above (collectively, the “Transactions”).

F.            In connection with the First Incremental Term Loans, Administrative Agent, Incremental Lenders and the Loan Parties wish to amend certain provisions of the Credit Agreement as set forth herein, which shall become effective in accordance with the terms and conditions set forth below.

G.           Regions Bank, Citizens Bank, N.A., Deutsche Bank Securities Inc., and Royal Bank of Canada are acting as co-syndication agents for the First Incremental Term Loans.

H.           Regions Capital Markets, a division of Regions Bank, Citizens Bank, N.A., Deutsche Bank Securities Inc., and RBC Capital Markets, LLC are acting as joint lead arrangers (collectively, the “Lead Arrangers”) and joint bookrunners for the First Incremental Term Loans.

I.             Accordingly, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

STATEMENT OF AGREEMENT

The parties hereto, in consideration of the mutual covenants and agreements set forth herein (the receipt and sufficiency of which is hereby acknowledged), agree as follows:

1.            Recitals. This Amendment shall constitute a Loan Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.            First Incremental Term Loans.

(a)          Subject to the terms and conditions set forth herein, each Incremental Lender agrees, severally and not jointly, to make the First Incremental Term Loans to Borrower in a single advance on the Effective Date in the amount set forth opposite such Incremental Lender’s name on Schedule A hereto. Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed.

(b)          This Amendment constitutes an Incremental Facility Amendment pursuant to and in accordance with the terms of Section 2.15 of the Credit Agreement.

(c)          Unless the context shall otherwise require, each Incremental Lender shall constitute an “Additional Lender”, “Lead Arranger”, and “Lender” under the Credit Agreement, and its First Incremental Term Loans shall constitute “Incremental Term Loans”, “Term Loans” and “Loans”, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(d)          Borrower shall use the proceeds of the First Incremental Term Loans, together with the proceeds of the Equity Contribution, to consummate the Transactions.

(e)          From and after the Effective Date, each Incremental Lender that is not a party to the Credit Agreement immediately prior to giving effect to this Amendment (each, a “New Lender”) shall be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such Person had executed the Credit Agreement. Administrative Agent hereby consents to each New Lender becoming a “Lender” as required pursuant to Section 2.15(d) of the Credit Agreement.

3.            Classification of the First Incremental Term Loans; Certain Terms. Subject to clauses (a) and (b) of this Section 3, the parties hereto agree that the First Incremental Term Loans shall be subject to the voluntary prepayment terms, mandatory prepayment terms and other terms applicable to the Term Loans as set forth in the Credit Agreement. Voluntary prepayments and mandatory prepayments made with respect to the Term Loans shall be applied pro rata to the First Incremental Term Loans.

(a)          Applicable Margin. The Applicable Margin for the First Incremental Term Loans shall be as follows; provided, as of the Effective Date, Pricing Level 2 shall be in effect through the first (1st) Business Day immediately following the date a Compliance Certificate is required to be delivered to Administrative Agent pursuant to Section 6.02(b) for the Fiscal Quarter ending September 30, 2020 (including financial statements to be delivered in connection therewith pursuant to Section 6.01(b) of the Credit Agreement):

Pricing Level	Consolidated Total Leverage Ratio	LIBOR Loans	Base Rate Loans
1	> 3.00 to 1.00	3.75%	2.75%
2	>2.50 to 1.00 but < 3.00 to 1.00	3.50%	2.50%
3	>2.00 to 1.00 but < 2.50 to 1.00	3.25%	2.25%
4	>1.75 to 1.00 but < 2.00 to 1.00	3.00%	2.00%
5	< 1.75 to 1.00	2.75%	1.75%

(b)          Scheduled Amortization. Borrower shall pay the principal amount of the First Incremental Term Loans in consecutive quarterly installments in the following aggregate amounts: (i) $1,351,718.75 commencing on Fiscal Quarter ending September 30, 2020, and each Fiscal Quarter thereafter through Fiscal Quarter ending June 30, 2021, and (ii) $2,703,437.50 commencing on Fiscal Quarter ending September 30, 2021, and each Fiscal Quarter thereafter through Fiscal Quarter ending December 31, 2023. The remaining unpaid principal amount of First Incremental Term Loans then outstanding shall be due and payable on the Term Loan Maturity Date.

4.            Amendments to Credit Agreement.

(a)          Amendment to Applicable Margin Definition. The pricing grid in the Applicable Margin definition is hereby amended and restated in its entirety as follows; provided, as of the Effective Date, Pricing Level 2 shall be in effect through the first (1st) Business Day immediately following the date a Compliance Certificate is required to be delivered to Administrative Agent pursuant to Section 6.02(b) for the Fiscal Quarter ending September 30, 2020 (including financial statements to be delivered in connection therewith pursuant to Section 6.01(b) of the Credit Agreement):

	Consolidated		Initial Term Loan		Revolving Loans			Delayed – Draw Term Loan
Pricing Level	Total Leverage Ratio	Letters of Credit	LIBOR Loans	Base Rate Loans	LIBOR Loans	Base Rate Loans	Swingline Loans	LIBOR Loans	Base Rate Loans
1	> 3.00 to 1.00	3.25%	3.25%	2.25%	3.25%	2.25%	2.25%	3.25%	2.25%
2	>2.50 to 1.00 but < 3.00 to 1.00	3.00%	3.00%	2.00%	3.00%	2.00%	2.00%	3.00%	2.00%
3	>2.00 to 1.00 but < 2.50 to 1.00	2.75%	2.75%	1.75%	2.75%	1.75%	1.75%	2.75%	1.75%
4	>1.75 to 1.00 but < to 2.00 to 1.00	2.50%	2.50%	1.50%	2.50%	1.50%	1.50%	2.50%	1.50%
5	< to 1.75 to 1.00	2.25%	2.25%	1.25%	2.25%	1.25%	1.25%	2.25%	1.25%

5.            Representations and Warranties; Covenants. Each Loan Party hereby represents and warrants as follows:

(a)          Bringdown. After giving effect to this Amendment, each of the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents is true and correct in all material respects (provided, that if any representation or warranty is by it terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

(b)          No Default. Immediately prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents, or would result therefrom, each Loan Party is in compliance with all terms and provisions set forth in the Credit Agreement and the other Loan Documents, and each of the conditions set forth in Section 6 of this Amendment has been satisfied.

(c)          Enforceability; Non-Contravention. The execution and delivery by each Loan Party of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers; (ii) have been authorized by all necessary action; (iii) are not and will not be in contravention of any Loan Party’s Organization Documents; (iv) are not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, (A) any Contractual Obligation under any Material Contract to which any Loan Party is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or the Property of any Loan Party is subject; (v) will not violate any Law; or (vi) will not result in a limitation on any material licenses, permits or other Governmental Approvals applicable to the business, operations or properties of any Loan Party. This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, are and will be valid, binding, and enforceable against Borrower and each other Loan Party in accordance with their respective terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of Administrative Agent’s rights.

(d)          No Conflicts. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Loan Parties of this Amendment.

(e)          No Material Adverse Effect. No Material Adverse Effect has occurred and is continuing, and the Loan Parties know of no event, condition or state of facts since the date of the Credit Agreement that could reasonably be expected to have a Material Adverse Effect.

(f)           Obligations. The execution and delivery of this Amendment does not diminish or reduce the Loan Parties’ obligations under the Loan Documents, except as expressly modified by this Amendment.

(g)          No Claims. The Loan Parties have no claims, counterclaims, offsets or defenses to the Loan Documents and the performance of their obligations thereunder, or if a Loan Party has any such claims, counterclaims, offsets, or defenses arising from events occurring on or before the date hereof, whether known or unknown, to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of Administrative Agent’s execution and delivery of this Amendment.

6.            Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Administrative Agent and the Lead Arrangers, and their respective counsel):

(a)          executed counterparts of this Amendment each properly executed by a Responsible Officer of the signing Loan Party and each other Person party thereto;

(b)          receipt by Administrative Agent of a Request for Credit Extension;

(c)          all representations and warranties of the Loan Parties contained herein shall be true, correct and complete in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) as of the Effective Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and each Loan Party’s delivery of its respective signature hereto shall be deemed to be its certification thereof);

(d)          no Default or Event of Default under the Credit Agreement or any of the other Loan Documents has occurred and is continuing immediately prior to or after funding the First Incremental Term Loans;

(e)          the Acquisition Agreement shall be in full force and effect, and substantially concurrently with the funding of the First Incremental Term Loans on the Effective Date, the Transactions shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement without giving effect to any amendments, consents or waivers by you thereto that are materially adverse to the Incremental Lenders or the Lead Arrangers, without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any increase in the purchase price of, or consideration for, the Acquisition is not materially adverse to the interests of the Incremental Lenders or the Lead Arrangers so long as such increase is not financed with the proceeds of indebtedness of the Borrower and its subsidiaries other than under the Credit Agreement and (ii) any substantive amendment to the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) is materially adverse to the interests of the Incremental Lenders and the Lead Arrangers);

(f)           receipt by Administrative Agent and the Lead Arrangers of evidence that the net cash proceeds of the Equity Contribution in a direct or indirect parent of Borrower shall have been contributed (or contributed substantially concurrently with the funding of the First Incremental Term Loans) to Borrower in an amount sufficient to consummate the Acquisition and to pay the fees, costs and expenses incurred in connection with the Transactions;

(g)          receipt by Administrative Agent and the Lead Arrangers of a Pro Forma Compliance Certificate demonstrating that, after giving effect to the incurrence of the First Incremental Term Loans and consummation of the Acquisition on a Pro Forma Basis (i) the Loan Parties will be in compliance with the financial covenants set forth in Article 8 of the Credit Agreement for the most recently completed four Fiscal Quarter period and (ii) the Consolidated Total Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recently completed four Fiscal Quarter period would not be greater than 3.00:1.00;

(h)          all existing Indebtedness of the Target and its Subsidiaries, other than Indebtedness expressly permitted under Section 7.01 of the Credit Agreement as if the Target was a party thereto, shall have been repaid, or substantially simultaneously herewith, shall be repaid and all Liens related to such Indebtedness or otherwise shall be terminated (other than Permitted Liens);

(i)           since December 31, 2019, there shall not have occurred a “Material Adverse Effect” (as defined in the Acquisition Agreement);

(j)           receipt by Administrative Agent and the Lead Arrangers at least five (5) Business Days prior to the Closing Date, of satisfactory documentation and other information about Borrower and the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (including, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation);

(k)          receipt by Administrative Agent of evidence reasonably satisfactory to Administrative Agent that the Loan Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of the Amendment;

(l)           receipt by Administrative Agent and Lead Arrangers of favorable opinions of K&L Gates LLP and Polsinelli PC, counsel to the Loan Parties, addressed to Administrative Agent, the Incremental Lenders, and the Secured Parties, dated as of the Effective Date, and in form and substance satisfactory to Administrative Agent;

(m)         such resolutions, Organization Documents, good standings, and certifications by Responsible Officers in connection therewith, as Administrative Agent may reasonably require;

(n)          receipt by Administrative Agent and the Lead Arrangers of a solvency certificate from the Chief Financial Officer of Borrower;

(o)          receipt by Administrative Agent and the Lead Arrangers of a certificate executed by a responsible Officer of Borrower certifying that the conditions specified in this Section 6 have been satisfied and that the representations and warranties contained in Section 5 hereof are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by materiality, such representation and warranty shall be true and correct in all respects) as of the Effect Date;

(p)          receipt by Administrative Agent and the Lead Arrangers of (i) a pro forma consolidated balance sheet and related pro forma consolidated statement of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries as of March 31, 2020, prepared after giving effect to the Transactions as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and (ii) a pro forma organizational chart, including disclosures as to each entity that will incur Indebtedness in connection with the Transactions;

(q)          receipt by Administrative Agent and the Lead Arrangers of an audited balance sheet of the Target as of December 31, 2019 and the related audited statements of income, shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements;

(r)           receipt by Administrative Agent and the Lead Arrangers of any fees required to be paid on or before the Effective Date under this Amendment, the Credit Agreement or that certain Joint Fee Letter dated as of May 25, 2020, by and among, the Borrower, the Lead Arrangers and each Incremental Lender; and

(s)          receipt by Administrative Agent and the Lead Arrangers of reasonable, documented, out-of-pocket costs and expenses (including, without limitation, fees and disbursements of counsel) required to be paid on or before the Effective Date.

7.            Effect of Amendment. From and after the Effective Date, all references to the Credit Agreement set forth in any other Loan Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or of any other Loan Document except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

(a)          Reaffirmation of Guaranty and Security. Borrower and each Guarantor, by its signature below, hereby (a) affirms its obligations under the Collateral Documents and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and its prior pledge of and/or prior grant of a security interest in its assets as Collateral to secure such Obligations, and the validity of the Liens granted by it pursuant to the Collateral Documents, all as provided in the Collateral Documents, and acknowledges and agrees that such guarantee, pledge and/or grant and all such Liens continue in full force and effect after giving effect to this Amendment, in respect of, and to secure, the Obligations including the obligations in respect of the First Incremental Term Loans.

(b)          Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(c)          Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

(d)          Waiver of Trial by Jury. EACH OF THE LOAN PARTIES AND ADMINISTRATIVE AGENT, BY ITS EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, REAFFIRMS ITS WAIVER OF THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

(e)          Expenses. The Loan Parties agree to pay upon demand all reasonable, documented out-of-pocket costs and expenses of Administrative Agent (including, without limitation, all reasonable Attorney Costs) in connection with the preparation, negotiation, execution and delivery of this Amendment.

(f)           Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(g)          Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

(h)          Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

(i)           Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

(j)           Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective as of the Effective Date upon the execution and delivery of a counterpart hereof by the Loan Parties, Administrative Agent and Lenders, and the satisfaction of the conditions set forth in Section 6 hereof. Signatures of the parties to this Amendment transmitted by facsimile or via other electronic format shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signatures on following page.]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT:	CIT FINANCE LLC, as Administrative Agent

	By:	/s/ Andres Alev
	Name:	Andres Alev
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS:	REGIONS BANK, as an Incremental Lender

	By:	/s/ Corey Coward
	Name:	Corey Coward
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	CITIZENS BANK, N.A., as an Incremental Lender

	By:	/s/ James P. Harreson
	Name:	James P. Harreson
	Title:	Director

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	DEUTSCHE BANK AG NEW YORK BRANCH, as an Incremental Lender

	By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Vice President
philip.tancorra@db.com
212-250-6576

	By:	/s/ Yumi Okabe
	Name:	Yumi Okabe
	Title:	Vice President
Email: yumi.okabe@db.com
Tel: +44 (20) 754-19412

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

INCREMENTAL LENDERS (CONTINUED):	ROYAL BANK OF CANADA, as an Incremental Lender

	By:	/s/ Steven T. Bachman
	Name:	Steven T. Bachman
	Title:	Authorized Signatory

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

BORROWER:	ADAPTHEALTH LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

GUARANTORS:	Adapthealth INTERMEDIATE Holdco LLC
adapthealth - missouri llc
AIRCARE HOME RESPIRATORY, LLC
american ancillaries, inc.
Americoast Maryland LLC
ASSOCIATED HEALTHCARE SYSTEMS, INC.
Bennett Medical Services LLC
Braden Partners, L.P.
choice medical health care, llc
CLEARVIEW MEDICAL INCORPORATED
CPAP Solutions, LLC
cpap2me, Inc.
Family Home Medical Supply LLC
First Choice DME LLC
First Choice Home Medical Equipment, LLC
GOULD’S DISCOUNT MEDICAL, LLC
halprin, incorporated
Health Solutions LLC
HOME MEDICAL EXPRESS, INC.
Home Mediservice, LLC
Hometown Home Health, LLC
LMI DME Holdings LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

GUARANTORS (CONTINUED):	MED STAR SURGICAL & BREATHING
EQUIPMENT INC.
MED WAY MEDICAL, INC.
MEDBRIDGE HOME MEDICAL LLC
MED-EQUIP, INC.
MEDSTAR HOLDINGS LLC
OCEAN HOME HEALTH OF PA LLC
OCEAN HOME HEALTH SUPPLY LLC
OGLES OXYGEN, LLC
ORBIT MEDICAL OF PORTLAND, INC.
PALMETTO OXYGEN, LLC
PPS HME HOLDINGS LLC
PPS HME LLC
ROBERTS HOME MEDICAL, LLC
ROYAL DME LLC
ROYAL MEDICAL SUPPLY INC.
SLEEPEASY THERAPEUTICS, INC.
SOUND OXYGEN SERVICE LLC
TOTAL RESPIRATORY, LLC
TRICOUNTY MEDICAL EQUIPMENT AND SUPPLY, LLC
VERUS HEALTHCARE, INC.
VERUS HEALTHCARE LLC

	By:	/s/ Luke McGee
	Name:	Luke McGee
	Title:	Chief Executive Officer

[Signature Page to Incremental Amendment to Third Amended and Restated Credit and Guaranty Agreement]

SCHEDULE A: First Incremental Term Loan Commitments

Incremental Lender	First Incremental Term Loan
Regions Bank	$76,676,049.47
Citizens Bank, N.A.	$49,709,091.85
Deutsche Bank AG New York Branch	$44,944,929.34
Royal Bank of Canada	$44,944,929.34
Total	$216,275,000.00